Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Repackaged American General Floating Rate Trust Certificates, Series 2003-1
*CUSIP:   76027YAA2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of   April 15, 2004.....                                      $0.00
      Swap Receipt Amount.....                                      $54,600.00
      Scheduled Income received on securities.....                 $562,500.00
      Unscheduled Income received on securities.....                     $0.00

LESS:
      Swap Distribution Amount.....                               -$562,500.00
      Distribution to Holders.....                                 -$54,600.00
      Distribution to Depositor.....                                    -$0.00
      Distribution to Trustee.....                                      -$0.00
Balance as of  July 15, 2004.....                                        $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of  April 15, 2004.....                                       $0.00
      Scheduled principal payment received on securities.....            $0.00

LESS:
     Distribution to Holders.....                                       -$0.00
Balance as of  July 15, 2004.....                                        $0.00


              UNDERLYING SECURITIES HELD AS OF    July 15, 2004

        Principal
          Amount                      Title of Security
        ---------                     -----------------
        $15,000,000     American General Corporation 7 1/2% Notes due
                        July 15, 2025
                        *CUSIP:  026351AU0

                 CREDIT SUPPORT HELD AS OF    July 15, 2004

         Notional
          Amount                      Title of Security
        ---------                     -----------------
        $15,000,000     Swap Agreement Dated as of July 2, 2003
                        between the Trust and Lehman Brothers
                        Derivative Products Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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